LIMITED POWER OF ATTORNEY FOR
SECTION 16 REPORTING OBLIGATIONS




	KNOW ALL MEN BY THESE PRESENTS, that the undersigned, a director of

Seacoast Banking Corporation of Florida, a national banking corporation

("the Company") does hereby nominate, constitute and appoint Sharon Mehl,

Dennis S. Hudson, III and William R. Hahl, or any one or more of them, his or her true and lawful attorneys and agents to do any and all acts and things and execute and file any and all instruments which said attorneys and agents, or any of them, may deem necessary or advisable to enable the undersigned (in his or her individual capacity or in a fiduciary or any other capacity) to comply with the Securities Exchange
Act of 1934, as
amended (the "Act"), and any requirements of the Security and Exchange
Commission in respect thereof, in connection with the preparation, execution and filing of any report or statement of beneficial ownership or changes in beneficial ownership of securities of the Company that the undersigned (in his or her individual capacity or in a fiduciary or any other capacity) may be required to file pursuant to
Section 16(a) of the
Act, including specifically, but without limitation, full power and authority to sign the undersigned's name, in his or her individual capacity or in a fiduciary or any other capacity, to any report or statement on Form
3, Form 4 or Form 5 or to any amendment
thereto, or any form or forms
adopted by the Securities and Exchange
Commission in lieu thereof or in
addition thereto, hereby ratifying and
confirming all that said attorneys
and agents, or any of them, shall do
or cause to be done by virtue thereof.


	This authorization shall
supersede all prior authorizations in act for the undersigned with respect to securities of the Company in these matters, which prior authorizations are hereby revoked, and shall survive the termination of the undersigned's status as a director and(or) officer of the Company and remain in effect thereafter for so long as the undersigned (in his or her individual capacity or in a fiduciary or any other capacity) has any obligation under Section 16 of the Act with respect to securities of the
Company.


	IN WITNESS WHEREOF, I have hereunto
set my hand this
26th  day of  July, 1996.


							/s/ Jeffrey C.
Bruner